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                                                                    EXHIBIT 3.14

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 02/01/2000
                                                         001058388 - 2954028

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      ALASKA COMMUNICATIONS SYSTEMS, INC.

                  Pursuant to the General Corporation Law of the State of Delaware, Alaska Communications Systems, Inc. (the "Corporation"), hereby adopts the following Certificate of Amendment to the Articles of Incorporation.

                                   ARTICLE 1.

                  The name of the Corporation is Alaska Communications Systems, Inc.

                                   ARTICLE 2.

                  The Board of Directors, by a unanimous Written Consent, adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable, and calling for the consent of the sole shareholder of the Corporation, Alaska Communications Systems Holdings, Inc., for the adoption of a resolution setting forth the proposed amendment as follows:

                  RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered I so that, as amended, said Article shall be and read as follows:

                         "The name of the Corporation shall be ACS of Anchorage, Inc."

                                   ARTICLE 3.

                  Thereafter, pursuant to a resolution of its Board of Directors, the sole shareholder of the Corporation, Alaska Communications Systems Holdings, Inc., owner of all of the outstanding shares in the Corporation, by a Written Consent, approved the amendment.

                                   ARTICLE 4.

                  Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

ARTICLES OF AMENDMENT  Page 1

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                                   ARTICLE 5.

                  The capital of said Corporation shall not be reduced under or by reason of said amendment.

                  DATED this 19th day of January, 2000.

                                        ALASKA COMMUNICATIONS SYSTEMS, INC.

                                        By: /s/ Wesley E. Carson
                                          ----------------------------
                                        Its: President

                                        By: /s/ Donn T. Wonnell
                                          ----------------------------
                                        Its: Secretary

ARTICLES OF AMENDMENT  Page 2

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STATE OF ALASKA            )
                           )ss:
THIRD JUDICIAL DISTRICT    )

         We, Wesley E. Carson and Donn T. Wonnell, say on oath or affirm that we are the President and Secretary, respectively, of ALASKA COMMUNICATIONS SYSTEMS, INC., and are authorized to act on behalf of said corporation. We have read the foregoing document and believe all statements made in the document are true.

                                        /s/ Wesley E. Carson
                                        -----------------------------
                                        Wesley E. Carson

                                        /s/ Donn T. Wonnell
                                        -----------------------------
                                        Donn T. Wonnell

         SUBSCRIBED and SWORN TO before me by Wesley E. Carson this 19th day of January, 2000.

                                        /s/ Tiffany L. Dunn
                                        -------------------------------
                                        Notary Public in and for Alaska
                                        My commission expires: 11-3-02

         SUBSCRIBED and SWORN TO before me by Donn T. Wonnell this 19th day of January, 2000.

                                        /s/ Tiffany L. Dunn
                                        ------------------------------
                                        Notary Public in and for Alaska
                                        My commission expires: 11-3-02

ARTICLES OF AMENDMENT  Page 3